Exhibit 32.1
Certifications Pursuant to 18 U.S.C. §1350, as Adopted
Pursuant to §906 of the Sarbanes-Oxley Act of 2002
Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, Alexander Macrae, President and Chief Executive Officer of Sangamo Therapeutics, Inc. (the “Company”), and Prathyusha Duraibabu, Senior Vice President and Chief Financial Officer of the Company, each hereby certifies in such capacity, that, to the best of his or her knowledge:
(1) the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, to which this Certification is attached as Exhibit 32.1 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and
(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ ALEXANDER D. MACRAE
Alexander D. Macrae
President and Chief Executive Officer
(Principal Executive Officer)

Date: March 17, 2025

/s/ PRATHYUSHA DURAIBABU
Prathyusha Duraibabu
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

Date: March 17, 2025
This certification accompanies the Annual Report on Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Sangamo Therapeutics, Inc. under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing. A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Sangamo Therapeutics, Inc. and will be retained by Sangamo Therapeutics, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.